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                                                                      Exhibit 23

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     We have issued our report dated March 20, 2000, accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of Berkshire Bancorp Inc. (formerly, Cooper Life Sciences, Inc.) and subsidiaries on Form 10-K for the two months ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Berkshire Bancorp Inc. (formerly, Cooper Life Sciences, Inc.) on Form S-8 (File No. 333-22287, effective February 25, 1997).


/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

March 20, 2000


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